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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this registration statement
of WellPoint Health Networks Inc. on Form S-3 (File No. 333-       ) of our
report dated February 2, 1998, on our audits of the consolidated financial statements of WellPoint Health Networks Inc. We also consent to the reference to our firm under the captions "Consolidated Financial and Operating Data" and "Experts."

                                          Coopers & Lybrand L.L.P.

Los Angeles, California
March 30, 1998